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                                                                    EXHIBIT 4.15

THIS DEBENTURE AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE TRANSFERRED ABSENT REGISTRATION THEREUNDER OR AN APPLICABLE EXEMPTION THEREFROM.

                           NCI BUILDING SYSTEMS, INC.

                     7% CONVERTIBLE SUBORDINATED DEBENTURE
                               DUE APRIL 1, 2001


$1,500,000.00                                                     Houston, Texas
                                                                   April 1, 1996


         NCI Building Systems, Inc., a Delaware corporation (the "Company"), for value received hereby promises to pay to John T. Eubanks, or registered assigns ("Holder"), the principal sum of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000.00) on April 1, 2001, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest at the rate of 7% per annum from April 1, 1996 on said principal sum, or so much thereof as shall be outstanding, quarterly on April 30, July 31, October 31, and January 31 of each year, commencing April 30, 1996, and at maturity. The principal and interest due hereunder shall be payable at the office or agency of the Company in Houston, Texas.

1.       Conversion of Debentures.

         (a) The Holder shall have the right, at his option, at any time after April 1, 1997 and on or prior to April 1, 2001 (or if the Debenture is called for redemption, then to and including but not after the close of business on the date fixed for redemption, unless the Company shall default in the payment due upon redemption) to convert the principal amount of the Debenture, or any portion of which is $1,000 or an integral multiple thereof, into as many fully paid and nonassessable shares of Common Stock (as such Common Stock shall then be constituted) of the Company (the "Company Common Stock"), as the principal amount of the Debenture or portion hereof to be converted is an integral multiple of the conversion price of $29.925 per share (as adjusted as provided in the Debenture, the "Conversion Price").

         (b) In order to exercise the conversion privilege, the Holder shall surrender this Debenture at the office or agency maintained by the Company in Houston, Texas and shall give written notice to the Company at such office or agency that the Holder elects to convert the Debenture or the portion specified in the notice. The notice shall also state the name or names (with address and subject to compliance with applicable securities laws to the Company's satisfaction) in which the certificate or certificates for the Company Common Stock issuable on such conversion shall be issued. The Debenture shall, unless the shares issuable on conversion are to be issued in the same name as the registered holder of the Debenture, be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by the Holder or his duly authorized attorney. As promptly as practicable after the surrender of the Debenture and the receipt of the notice, the Company shall deliver at such office or agency to the Holder, or on his written order, a certificate or certificates for the number of full shares of Company Common Stock deliverable upon the conversion of the Debenture or portion hereof, a check or cash in respect of any
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fractional interest in a share of Company Common Stock arising upon such conversion, and a new Debenture in a principal amount equal to the unconverted portion of the Debenture so surrendered. Each conversion shall be deemed to have been effected on the date on which the Debenture shall have been surrendered and such notice received by the Company as aforesaid, and the-person or persons in whose name or names any certificate for Company Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby. No adjustment shall be made for interest accrued on any Debenture that shall be converted or for dividends on any Company Common Stock that shall be delivered upon the conversion of the Debenture.

         (c) No fractional interest in a share of Company Common Stock shall be delivered upon conversion of the Debenture. If any fractional interest of a share of Company Common Stock would be deliverable upon the conversion of the Debenture (or specified portions thereof), the Company shall make an adjustment therefor in cash equal to the principal amount of the Debenture which would otherwise result in delivery of a fractional share.

         (d) If the Company shall hereafter (i) pay a dividend or make a distribution in shares of its capital stock (whether of Company Common Stock or of capital stock of any other class), (ii) subdivide the outstanding Company Common Stock into a greater number of shares, (iii) combine the outstanding Company Common Stock into a smaller number of shares, or (iv) issue by reclassification of the Company Common Stock any other shares of its capital stock, the conversion privilege and the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of the Debenture thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Company which he would have owned immediately following such action had such Debenture been converted immediately prior thereto. An adjustment made pursuant to this subsection shall become effective immediately after the record date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection, the holder of any Debenture thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall determine the allocation of the adjusted conversion price between or among shares of such classes of capital stock. The Company shall maintain reserved for issuance upon conversion of the Debenture a sufficient number of the securities into which the Debenture may be converted.

         (e) If either of the following shall occur: (i) any consolidation or merger to which the Company is a party, other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of the Company Common Stock, or (ii) any sale or conveyance to another corporation, person or entity of the property of the Company as an entirety or substantially as an entirety, then provision shall be made as part of the terms of such transaction so that the Holder shall have the right to convert the Debenture into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Company Common Stock issuable upon conversion of the Debenture immediately prior to such consolidation, merger, sale or conveyance.





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2.       Subordination of Debentures.

         (a) Each holder of the Debenture by his acceptance hereof covenants and agrees that the payment of the principal of (and premium, if any) and interest on this Debenture is hereby expressly subordinated to the prior payment in full of all "Senior Indebtedness," which for purposes hereof is defined to be:

                 (i) any indebtedness, matured or unmatured, whether or not contingent, of the Company for borrowed money or evidenced by other debentures, notes or corporate debt securities issued by the Company;

                 (ii) any foreign exchange or interest rate contract, interest rate swap agreement or other similar agreement or arrangement designed to protect the Company or any of its subsidiaries against fluctuations in currency values or interest rates;

                 (iii) obligations as lessee under leases of real or personal property recorded as capitalized leases or in connection with any sale and leaseback transactions;

                 (iv) indebtedness of others of any of the kinds described in the preceding clauses (i) through (iii) assumed or guaranteed by the Company; or

                 (v) any modification, extension, renewal or refunding of any of the obligations, indebtedness or guaranties included in the preceding clauses (i) through (iv);

whether now outstanding or hereafter created or incurred, unless the instrument evidencing such indebtedness expressly provides that such indebtedness shall not be senior in right to the Debenture.

         (b) The Company shall not make any payment on account of the principal of, premium (if any) or interest on the Debenture, unless full payment of all amounts then due for principal, sinking fund, premium (if any) and interest on any and all Senior Indebtedness shall have been made or duly provided for in accordance with the terms of such Senior Indebtedness; and the Company shall not make any payment on account of the principal of or the premium (if any) or interest on the Debenture if, at the time thereof or immediately after giving effect thereto, there shall exist under any Senior Indebtedness, or under any agreement pursuant to which Senior Indebtedness shall have been issued, any default or any event of default which with the giving of notice and the passage of time would result in a default, which shall not have been waived, so as to entitle the holders of such Senior Indebtedness, or any trustee therefor to declare the principal of such Senior Indebtedness, if not already due and payable, to be due and payable; provided that, upon cure or waiver of such default, such payment on the Debenture postponed by this subsection shall then be due unless the terms of such waiver prohibit such payment. If, notwithstanding the provisions of this subsection, the Company shall make any payment to the Holder on account of the principal of, premium (if any) or interest on the Debenture after the happening of such a default or such an event of default, then, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, such payment shall be held by the Holder in trust for the benefit of, and shall be paid over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their representative or the trustee under the indenture or other agreement (if any) pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the





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payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. The Company shall give prompt written notice to the Holder of any default under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued.

         (c) Upon (i) any acceleration of the principal amount due on the Debenture or (ii) any payment or distribution of assets of the Company of any kind or character to creditors upon any dissolution, winding up, liquidation or reorganization of the Company (whether voluntary or involuntary or in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

                 (A) the holders of all Senior Indebtedness shall first be entitled to receive payment in full before the Holder is entitled to receive any payment on account of the Debenture; and

                 (B) any payment or distribution of assets of the Company of any kind or character, to which the Holder would be entitled except for the provisions of this Section 2, shall be paid by the liquidating trustee or agent directly to the holders of Senior Indebtedness or their representative or representatives, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

         (d) Subject to the prior payment in full of all Senior Indebtedness, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until the Debenture shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holder shall, as between the Company and the Holder, be deemed to be payment by the Company to or on account of the Debenture.

3.       Redemption of Debenture.

         (a) The Debenture may be redeemed, at the option of the Company, in whole or in part, at any time after April 1, 1997 and prior to maturity, upon the notice referred to below, at 100% of the principal amount thereof, plus accrued interest; provided, however, that the Company may not redeem this Debenture (in whole or in part), unless the Current Market Price (as defined in Section 3(c) hereof) of the Company Common Stock at the time the notice of redemption is mailed by the Company is at least 150% of the Conversion Price and upon or after a Change of Control.

         (b) The notice of redemption shall be mailed by the Company at least 30 and not more than 60 days prior to the date fixed for the redemption to the Holder at his last address as it shall appear on the registry books. Upon any partial redemption of the Debenture, the Debenture shall be surrendered to the Company in exchange for one or more new Debentures for the principal amount of the unredeemed portion of the Debenture.

         (c) For the purpose of any redemption under this Section 3, the "Current Market Price" per share of the Company Common Stock at any date shall be deemed to be the average of the last reported sales prices of the 20 consecutive Trading Days (as hereinafter defined) commencing 25 Trading Days





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before the day a notice of redemption is mailed by the Company.  As used herein, the "last reported sales price" for each day shall be (i) the last reported sales price of the Company Common Stock on the National Market System of the National Association of Securities Dealers, Inc., Automated Quotation System ("NASDAQ/NMS"), or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (ii) if not quoted as described in clause (i), the mean between the high bid and low asked quotations for the Company Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for such class of stock on at least five of the 10 preceding days, or (iii) if the Company Common Stock is listed or admitted for trading on any national securities exchange, the last reported sales price, or the closing bid price if no sale occurred, of such class of stock on the principal securities exchange on which such class of stock is listed. If the Company Common Stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the last reported sales price shall be determined in the manner set forth in clause (ii) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (iii) of the preceding sentence if actual transactions are reported. If none of the conditions set forth above is met, the last reported sales price of the Company Common Stock on any day or the average of such last reported sales prices for any period shall be the fair market value of such class of stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Company. As used herein, the term "Trading Days" with respect to the Company Common Stock means (A) if such class of stock is quoted on the NASDAQ/NMS or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system, (B) if such class of stock is listed or admitted for trading on any national securities exchange, days on which the principal national securities exchange on which such class of stock is listed or admitted for trading is open for business or (C) if not quoted or listed as described in clause (A) or (B), days on which the New York Stock Exchange is open for business.

         (d) For the purpose hereof, a "Change of Control" shall be deemed to have occurred if the Company sells all or substantially all of its assets, is a party to any merger, consolidation or corporate reorganization, or any other person makes a tender or exchange offer for stock of the Company, and as a result of any such transaction the stockholders of the Company immediately prior to the consummation thereof own 50% or less of the common stock of the surviving, resulting or purchasing corporation immediately following the consummation thereof.

4.       Events of Default.

         In case one or more of the following "Events of Default" shall have occurred and be continuing:

         (a) default in the due and punctual payment of any installment of interest upon the Debenture as and when the same shall become due and payable, whether or not such payment is prohibited by the provisions of Section 2, and continuance of such default for a period of 5 business days after receipt by the Company of written notice from Holder of such failure to pay; or

         (b) default in the due and punctual payment of the principal of (or premium, if any, on) the Debenture as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise, whether or not such payment is prohibited by the provisions of Section 2; or





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         (c)     a decree or order by a court shall have been entered adjudging the Company a bankrupt or insolvent, or appointing a receiver or trustee for the affairs or assets of the Company, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

         (d) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of any such petition or to the appointment of a receiver or trustee or shall make an assignment for the benefit of creditors;

then, so long as such Event of Default shall not have been remedied, unless the principal of the Debenture shall have already become due and payable, the Holder by notice in writing to the Company may declare the principal of the Debenture then outstanding and the interest accrued thereon, if not already due and payable, to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Debenture contained to the contrary notwithstanding.

5. Governing Law. This Debenture shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflicts of laws principles thereof. Venue for any action pursuant hereto shall be in the appropriate state or federal court in Harris County, Texas.

6.       Miscellaneous.

         (a) Prior to due presentment for registration of transfer of this Debenture, the Company may deem and treat the registered holder hereof as the absolute owner of the Debenture (whether or not the Debenture shall be overdue and notwithstanding any notes of ownership or writing hereof made by anyone other than the Company), for the purpose of receiving payment of or on account of the principal hereof (and premium, if any) and interest hereon, for the conversion hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary. All such payments or conversions shall be valid and effectual to satisfy and discharge the liability upon the Debenture to the extent of the sum or sums so paid, or the conversions so made.

         (b) No recourse shall be had for the payment of the principal of (or premiums, if any) or the interest on the Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or otherwise, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment, or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

                                        NCI BUILDING SYSTEMS, INC.



                                        BY: /s/ Robert J. Medlock
                                            -----------------------------------
                                            ROBERT J. MEDLOCK, Vice President
                                            and Chief Financial Officer





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                              (FORM OF ASSIGNMENT)


         FOR VALUE RECEIVED, __________________________________________ hereby sell(s), assign(s) and transfer(s) unto ___________________________________ the written Debenture, and all rights thereunder, hereby irrevocably constituting and appointing _______________________________________________ attorney to transfer said Debenture on the registry books of the Company, with full power of substitution in the premises.


                                         _______________________________________

Dated:_____________________________

         NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Debenture in every particular, without alteration or enlargement or any change whatsoever.


                          ___________________________

         NOTICE: THIS DEBENTURE AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS DEBENTURE NOR SUCH SECURITIES MAY BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF UNLESS AT THE TIME EITHER THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT AND OTHER APPLICABLE SECURITIES LAWS RELATING TO THE TRANSACTION, OR, IN THE OPINION OF COUNSEL TO THE HOLDER ACCEPTABLE TO THE COMPANY, THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THAT ACT AND UNDER OTHER APPLICABLE SECURITIES LAWS.





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